UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

8x8, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38312	77-0142404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2125 O’Nel Drive

San Jose, CA 95131

(Address of principal executive offices) (Zip Code)

(408) 727-1885

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	EGHT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering of 0.50% Convertible Senior Notes due 2024

On November 21, 2019, 8x8, Inc. (the “Company”) completed its previously announced public offering and sale of an additional $75,000,000 aggregate principal amount of its 0.50% Convertible Senior Notes due 2024 (the “Additional Notes”) at a price to the underwriter of 101.805% less an underwriter’s discount of 2.5%, plus accrued interest from August 1, 2019, pursuant to an underwriting agreement (the “Underwriting Agreement”), dated November 18, 2019, among the Company and Morgan Stanley & Co. LLC.

The sale of the Additional Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-234757), including a prospectus dated November 18, 2019, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

The Additional Notes are the Company’s senior unsecured obligations, and were issued under an indenture, dated as of February 19, 2019 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Additional Notes constitute a further issuance of, and form a single series with, the Company’s outstanding 0.50% Convertible Senior Notes due 2024 issued on February 19, 2019 in the aggregate principal amount of $287,500,000 (the “Existing Notes” and, together with the additional notes, the “Notes”). Immediately after giving effect to the issuance of the Additional Notes, the Company has $362,500,000 aggregate principal amount of 0.50% Convertible Senior Notes due 2024 outstanding.

Purchasers could elect (an “Unrestricted Election”) to receive Notes (“Unrestricted Notes”) that are not subject to the same transfer restrictions as the Existing Notes. Unless purchasers of the Notes elected otherwise, the Additional Notes were issued with the same restricted CUSIP number, bear the same restricted legends and are subject to the same transfer restrictions as the Existing Notes (such restricted new notes, together with the Existing Notes, the “Restricted Notes”). For purchasers of the Notes who did not make an Unrestricted Election, such restricted new notes will be fungible with the Existing Notes for U.S. federal income tax purposes. For purchasers of the notes offered hereby who made an Unrestricted Election, such Unrestricted Notes are anticipated to become fungible with the Restricted Notes for U.S. federal income tax purposes once the Restricted Notes are not subject to transfer restrictions and are assigned an unrestricted CUSIP number, which is expected to be the same CUSIP number previously assigned to any Unrestricted Notes.

The Additional Notes bear interest at a rate of 0.50% per year, accruing from the August 1, 2019 interest payment date of the Existing Notes, payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2020. The Additional Notes will mature on February 1, 2024, unless earlier converted, redeemed or repurchased in accordance with their terms.

The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding October 1, 2023, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on June 30, 2019 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after October 1, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion of a Note, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The conversion rate for the Notes is initially 38.9484 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $25.68 per share of Common Stock). The conversion rate for the Notes will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following the Company’s issuance of a notice of redemption, the Company will increase the conversion rate of the Notes for a holder who elects to convert in connection with such a corporate event or during the related redemption period in certain circumstances.

The Company may not redeem the Notes prior to February 4, 2022. The Company may redeem for cash all or any portion of the Notes, at its option, on or after February 4, 2022 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of certain fundamental changes, the holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving the Company, the Notes will be due and payable immediately.

The net proceeds from the sale of the Additional Notes were approximately $74.0 million, after deducting the underwriter’s discount and the estimated offering expenses payable by the Company. The Company used approximately $9.3 million of the net proceeds to pay the cost of the Capped Call Transaction (as defined below). The Company’s primary objective in executing this $75 million issuance of additional notes is to replenish cash on the balance sheet following the use of approximately $73 million in cash for the acquisition of Wavecell Pte. Ltd. in July 2019 and for general corporate purposes. Pending their use, the Company intends to invest the net proceeds from this offering in short-term, interest bearing instruments and other investment grade securities.

The description above is a summary and is not meant to be a complete description of the Underwriting Agreement, the Indenture or the Notes. This description is qualified in its entirety by reference to the Underwriting Agreement and the Indenture, including the form of Note therein, copies of which are attached as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transaction

On November 18, 2019, in connection with the pricing of the Additional Notes, the Company entered into a privately negotiated capped call transaction (the “Capped Call Transaction”) with Morgan Stanley & Co. LLC (the “Option Counterparty”).

The Capped Call Transaction is expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes at maturity and/or offset cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Common Stock is greater than the strike price of the Capped Call Transaction, which initially corresponds to the initial conversion price of the Notes or approximately $25.68 per share, with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transaction. The cap price under the Capped Call Transaction will initially be $39.50 per share, which is subject to certain adjustments under the terms of the Capped Call Transaction.

The Company will not be required to make any cash payments to the Option Counterparty or its respective affiliates upon the exercise of the options that are a part of the Capped Call Transaction, but the Company will be entitled to receive from them a number of shares of Common Stock or an amount of cash generally based on the amount by which the market price per share of the Common Stock, as measured under the terms of the Capped Call Transaction, is greater than the strike price of the Capped Call Transaction during the relevant valuation period under the Capped Call Transaction, with such number of shares of Common Stock and amounts of cash, if any, subject to a cap.

The Capped Call Transaction is a separate transaction entered into by the Company with the Option Counterparty, is not part of the terms of the Notes and will not affect any holder’s rights under the Notes.

The description above is a summary and is not meant to be a complete description of the Capped Call Transaction. This description is qualified in its entirety by reference to the detailed provisions of the form of confirmation for the Capped Call Transaction, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report under the section “Offering of 0.50% Convertible Senior Notes due 2024” above and is incorporated herein by reference.

Item 8.01	Other Events.

On November 18, 2019, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 18, 2019, between 8x8, Inc. and Morgan Stanley & Co. LLC

4.1

Indenture, dated as of February 19, 2019, between 8x8, Inc. and Wilmington Trust, National Association, as trustee (including form of Note) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed February 19, 2019)

10.1	Form of Capped Call Confirmation

99.1	Press release issued by 8x8, Inc. dated November 18, 2019

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019

8x8, Inc.

By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer

[Signature Page to 8-K]